Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Amendment No. 3 to Form S-1 of One Horizon Group, Inc. of our report dated March 31, 2015, on our audits of the consolidated balance sheets of             One Horizon Group, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for the years then ended.  We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

May 22, 2015